EXHIBIT 10.27

                             SHAREHOLDERS AGREEMENT

         This Shareholders  Agreement  ("Agreement") is entered into as of April
1, 1997,  by and among APS  Insurance  Services,  Inc.,  a Delaware  corporation
("APS"), Florida Physicians Insurance Company, Inc., a Florida corporation ("FPIC"), and American Physicians Service Group, Inc., a Texas corporation ("APSG").

                                    RECITALS

         A. APSG owns a total of 1,000 shares of the issued and outstanding capital stock of APS, which constitutes 100% of the APS capital stock issued and outstanding. APS, in turn owns a total of 1,000 shares of the issued and outstanding capital stock of APS Facilities Management, Inc. ("APSFMI"), which constitutes 100% of the APSFMI capital stock issued and outstanding.

         B. The parties have entered into a Stock Purchase and Stock Option Agreement whereby: (i) APSG has agreed to sell and FPIC has agreed to purchase 200 shares of APS common stock (the "Shares"); and (ii) FPIC has the option to purchase from APSG 350 additional shares of APS common stock (the "Additional Shares").

         C. APSG and FPIC desire to enter into certain agreements concerning FPIC and APSG representation on the APS Board of Directors, the disposition of any shares of APS common stock owned by FPIC or APSG, and the disposition of shares between APS and FPIC.

                                    AGREEMENT

         In consideration of the foregoing, the promises contained herein, and other valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

         1. Applicability. All capital stock of APS now owned or hereafter acquired by FPIC or APSG, or their Permitted Transferees (as hereinafter defined), shall be subject to the terms and conditions of this Agreement.

         2. General Prohibition on Transfers. Neither FPIC nor APSG shall sell, assign, convey, give or otherwise transfer its APS stock except as permitted by this Agreement. Any attempted transfer of APS stock or any interest therein other than as permitted hereby shall be void and of no force or effect and shall not be reflected on the APS stock transfer books. The transfer of a majority equity or equivalent interest in either FPIC or APSG in or by virtue of one or more transactions, shall be deemed a transfer of such shareholder's stock and therefore subject to the transfer restrictions set forth in this Agreement. FPIC and APSG, and their Permitted Transferees, shall be entitled to pledge and grant a security interest in all or any interest in their APS stock without requiring any consent or approval of any

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                  other party  hereto;  provided,  however,  that each agrees to give the other parties hereto prompt written notice of default or acceleration of the underlying secured indebtedness and, prior to the commencement of any acts to enforce the rights of the applicable secured party, to give the other shareholder the right to purchase such encumbered APS stock on such terms and conditions as shall be agreed upon by the secured party and the shareholder proposing to purchase the encumbered APS stock. The shareholder whose APS stock is subject to any such pledge or security interest shall cooperate fully, and in good faith, to facilitate the purchase of the encumbered APS stock by the other shareholder at a reasonable fair market value so as to prevent the outright sale or other transfer of the encumbered APS stock to the secured party or any other third party. In addition, at the time a shareholder pledges or grants a security interest in its APS stock (or immediately upon execution of this Agreement in the case of an existing pledge) such shareholder shall obtain a certificate from the pledgee or secured party, addressed to all the parties to this Agreement, to the effect that (i) the pledgee or secured party is aware of the existence and terms of this Agreement, and
                  (ii) the pledgee or secured party will honor the rights of parties to this Agreement to purchase the encumbered APS stock, and will release such stock and all rights therein in exchange for full payment of the purchase price directly to the secured party or pledgee, upon the exercise by any party hereto of an option arising pursuant to this Agreement which gives such party the right to purchase such encumbered APS stock.

         3. Transfer Following Waiver. Notwithstanding any other provisions of this Agreement, either FPIC or APSG may sell or convey some or all of its APS stock after first obtaining the written consent of APS, and the other shareholder, to the particular disposition. The written consent, if given, shall identify the transferor, the transferee, the number of shares to be transferred, and the time within which the transfer shall occur, and shall state whether or not, as a condition of such transfer, the transferor shall be required to execute a shareholders agreement containing provisions substantially similar to those contained in this Agreement.

         4. Permitted Transfers. Notwithstanding any other provisions of this Agreement, either FPIC or APSG may sell, assign or otherwise transfer all, or any part of their APS Shares, to any current or future wholly-owned, or majority-owned, direct or indirect subsidiary of FPIC or APSG. Any APS shares transferred pursuant to, or the transfer of which is permitted by, the immediately preceding sentence shall remain subject to this Agreement, and any transferees thereunder are hereinafter referred to as the "Permitted Transferees." Permitted Transferees may transfer APS shares pursuant to this paragraph provided that the party to whom such shares are to be transferred would then be a Permitted Transferee of the shareholder holding such shares,as defined above. Any APS shares held by a Permitted Transferee will be subject to the same rights and restrictions as would have applied

                                       -2-

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                  to such shares in the hands of the original  shareholder,  and such Permitted Transferees shall execute a counterpart hereof.

         5.       Voting Agreement.

                  5.1 As shall be required to effect the intent of this Agreement, the number of directors of APS will be increased to four from three. The positions currently held by the three directors shall be described herein as the "APSG Seats". The newly added position on the Board of Directors shall be described herein as the "FPIC Seat." The FPIC Seat shall initially be filled as provided by the APS Bylaws. Each member of the Board of Directors shall cast his vote so as to cause the election to the FPIC Seat one candidate designated by FPIC. Subsequent changes to the APS Board of Directors shall be made in accordance with the terms of this Agreement as set forth herein.

                           In any election of directors of APS during the term of this Agreement while FPIC owns 20% of the outstanding common stock of APS, and at which the FPIC Seat is to be filled (including the election in which the FPIC Seat is initially filled), APSG shall cast its votes so as to cause the election to the FPIC Seat of one candidate designated by FPIC, if FPIC is a shareholder of APS at the time of the election. In any election of directors of APS during the term of this Agreement, if FPIC is not then a shareholder of APS, APSG may cast its votes with respect to the FPIC Seat in its sole discretion.

                           In any election of directors of APS during the term of this Agreement at which the APSG Seats are to be filled, and while APSG owns 80% of the outstanding common stock of APS, FPIC shall cast its votes so as to cause the election to the APSG Seats of three candidates designated by APSG, if APSG is a shareholder of APS at the time of the election. In any election of directors of APS during the term of this Agreement, if APSG is not then a shareholder of APS, FPIC may cast its votes with respect to the APSG Seats in its sole discretion.

                  5.2. Upon receipt of a written instruction from FPIC during the term of this Agreement asking for the removal of the director then holding the FPIC Seat, APSG shall exercise its rights as a shareholder of APS to the greatest extent possible to effect the removal of that person as a director, subject to the Bylaws of APS.

                           Upon receipt of a written instruction from APSG during the term of this Agreement asking for the removal of any director then holding an APSG

                                       -3-

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                           Seat, FPIC shall exercise its rights as a shareholder
                           of APS to the greatest extent possible to effect the removal of that person as a director, subject to the Bylaws of APS.

                  5.3 If this Agreement has not terminated, and if FPIC purchases the Additional Shares, then APSG and FPIC shall vote their respective shares, and shall direct their respective Board of Directors designees to vote, to increase the total number of directors of APS to five (5) from four (4), three (3) of which directorships shall be FPIC Seats and two (2) of which directorships shall be APSG Seats. At such time, APSG shall cause the resignation or removal of one (1) APSG designated director and FPIC shall have the right to designate two (2) candidates to serve as the new directors ("New FPIC Seats"). APSG agrees to cast its votes so as to cause the election to the New FPIC Seats of two (2) candidates designated by FPIC. Thereafter, in any election of directors of APS during the term of this Agreement while FPIC owns fifty five percent (55%) of the outstanding common stock of APS, APSG and FPIC shall cast their votes so as to cause the election of three (3) directors designated by FPIC to the Board of Directors of APS and two (2) directors designated by APSG to the Board of Directors of APS.

                  5.4 Nothing in this Agreement shall impair the right of APSG, APS, its other shareholders, or its directors, to exercise any and all rights they may have to remove any director for cause, as described in paragraph c below. FPIC hereby agrees that such persons shall have the right to take any action in their discretion to remove any director occupying a FPIC Seat if:

                           a.       FPIC ceases to be a shareholder; or

                           b.       this Agreement expires or is terminated; or

                           c. the person occupying the FPIC Seat (i) breaches his fiduciary duties to APS or its shareholders; (ii) becomes unable to exercise the significant duties of a director of APS because of a physical or mental condition that appears to be permanent or of indefinite duration; or
                                    (iii) is found guilty of a felony or a crime of moral turpitude.

                           Nothing in this Agreement shall impair the right of FPIC, APS, its other shareholders, or its directors, to exercise any and all rights they may have to remove any director for cause, as described in paragraph f below. APSG hereby agrees that such persons shall have the right to take any action in their discretion to remove any director occupying an APSG Seat if:

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                           d.       APSG ceases to be a shareholder; or

                           e.       this Agreement expires or is terminated; or

                           f. any person occupying an APSG Seat (i) breaches his fiduciary duties to APS or its shareholders; (ii) becomes unable to exercise the significant duties of a director of APS because of a physical or mental condition that appears to be permanent or of indefinite duration; or
                                    (iii) is found guilty of a felony or a crime of moral turpitude.

                  5.5 At any time during the term of this Agreement when the FPIC Seat is vacant for any reason, APSG shall exercise its rights as a shareholder of APS to cause the shareholders to elect a person designated by FPIC to occupy the FPIC Seat. At any time during the term of this Agreement when any APSG Seat is vacant for any reason, FPIC shall exercise its rights as a shareholder of APS to the greatest extent possible to cause the shareholders to elect a person designated by APSG to occupy the APSG Seat.

                  5.6 A designation or other voting instruction under this Agreement shall be valid and binding on APSG only if given to the President of APSG before the commencement of the shareholders meeting at which, or before the contemplated date of a shareholders consent in which, the instruction is to be implemented. A designation or other voting instruction under this Agreement shall be valid and binding on FPIC only if given to the President of FPIC before the commencement of the shareholders meeting at which, or before the contemplated date of a shareholders consent in which, the instruction is to implemented.

                  5.7 Each certificate representing shares of APS's stock, and each certificate which may be issued and delivered by APS or its transfer agent upon transfer of such shares, shall contain a legend to substantially the following effect:

                           "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THESE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO APS THAT SUCH REGISTRATION IS NOT REQUIRED."

                                       -5-

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                           "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT
                           TO THE PROVISIONS OF A SHAREHOLDERS' AGREEMENT DATED AS OF APRIL 1, 1997, A COUNTERPART OF WHICH HAS BEEN DEPOSITED WITH THE CORPORATION AT ITS PRINCIPAL OFFICE."

                  5.8 In case APS is merged into or consolidated with another corporation, or all or substantially all of the assets of APS are transferred to another corporation, then in connection with such transfer the term "APS" for all purposes of this Shareholders Agreement shall be deemed to include such successor corporation. The term "shares" shall include any shares of capital stock of APS issued in connection with any stock split, stock dividend or other recapitalization of APS.

                  5.9 APSG and FPIC agree to take all such action, or cause all such action to be taken, as may be necessary to amend the Articles of Incorporation and/or Bylaws of APS to require the affirmative vote of more than (i) 75% of directors and (ii) 80% of shareholders to approve any of the following:

                           a. amending the articles of incorporation of APS or any subsidiary of APS;

                           b. amending the Bylaws of APS or any subsidiary of APS;

                           c. changing accounting practices or reserve levels for American Physicians Insurance
                                    Exchange;

                           d. merging or dissolving APS or any subsidiary of APS, unless a higher percentage is required by applicable law at the time of such approval;

                           e. the issuance of any additional capital stock of APS or any subsidiary of APS;

                           f. disposing of the stock of APS or any subsidiary of APS; or

                           g. filing any registration statement under state or federal securities laws.

                  5.10 APS will neither pledge nor grant a security interest in its APSFMI stock, nor will it permit APSFMI to sell, transfer, assign, amend or otherwise convey its existing Attorney-In-Fact relationship with American Physicians Insurance Exchange.

                                       -6-

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         6.       Sale of Stock.

                  6.1. If FPIC desires to sell or otherwise transfer any of its shares of APS stock,or any interest therein to a third party, FPIC may do so only after first offering the stock for sale to APSG in writing for the same price, which shall be paid in cash, and on the same terms and conditions as have been offered by the third party. APSG shall notify FPIC in writing whether it will buy the stock so offered within 30 days of its receipt of written notice of FPIC's intention to sell the stock. If APSG elects not to purchase the stock or if APSG does not timely notify FPIC of its intention, FPIC may sell the stock to the entity designated, but only upon the terms and conditions contained in its notice and subject to the right of APSG to include its APS stock in such sale on a pro-rata basis as provided below.The foregoing right of first refusal shall only apply to bona fide third party offers to purchase APS stock for cash, and FPIC agrees to give APSG a copy of the written offer from such third party at the time it gives APSG its right of first refusal offer as described above. If APSG elects, or is deemed to have elected, not to purchase the APS stock subject to such right of first refusal, and FPIC does not thereafter close its sale to the third party on the same terms and conditions as offered to APSG within 90 days, then FPIC shall not be entitled to conclude such sale without first providing APSG with another written offer to exercise its right of first refusal with respect to such transaction. Third party offers to purchase APS stock other than for cash shall not give rise to the right of first refusal provided herein and shall not be permitted except pursuant to the written consent of APS and the other shareholder as provided in Section 3 of this Agreement.Furthermore, as a condition to FPIC being allowed to sell or otherwise transfer any of its shares to a third party after APSG elects, or is deemed to have elected, not to purchase the stock by exercise of its right of first refusal, FPIC must allow APSG to include such shares of APSG's APS stock in such transaction, for the same per share price and on the same other terms and conditions, to the extent that the total shares of APS stock acquired by such third party will include shares owned by FPIC and APSG in the same relative percentage as each of FPIC's and APSG's ownership of shares of APS stock immediately prior to such transaction bears to the total shares of APS stock owned by both APSG and FPIC at that time. Any third party who acquires any APS stock pursuant to this Section must, as a condition to such acquisition, execute an agreement reasonably acceptable to APS and the remaining shareholders of APS containing the same terms and restrictions relating to transfer of shares as is contained herein.

                  6.2 If APSG desires to sell or otherwise transfer any of its shares of APS stock, or any interest therein to a third party, APSG may do so only after first

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                           offering  the stock for sale to FPIC in  writing  for
                           the same price, which shall be paid in cash, and on the same terms and conditions as have been offered by the third party. FPIC shall notify APSG in writing whether it will buy the stock so offered within 30 days of its receipt of written notice of APSG's intention to sell the stock. If FPIC elects not to purchase the stock or if FPIC does not timely notify APSG of its intention, APSG may sell the stock to the entity designated, but only upon the terms and conditions contained in its notice and subject to the right of FPIC to include its APS stock in such sale on a pro-rata basis as provided below. The foregoing right of first refusal shall only apply to bona fide third party offers to purchase APS stock for cash, and APSG agrees to give FPIC a copy of the written offer from such third party at the time it gives FPIC its right of first refusal offer as described above. If FPIC elects, or is deemed to have elected, not to purchase the APS stock subject to such right of first refusal, and APSG does not thereafter close its sale to the third party on the same terms and conditions as offered to FPIC within 90 days, then APSG shall not be entitled to conclude such sale without first providing FPIC with another written offer to exercise its right of first refusal with respect to such transaction. Third party offers to purchase APS stock other than for cash shall not give rise to the right of first refusal provided herein and shall not be permitted except pursuant to the written consent of APS and the other shareholder as provided in Section 3 of this Agreement. Furthermore, as a condition to APSG being allowed to sell or otherwise transfer any of its shares to a third party after FPIC elects, or is deemed to have elected, not to purchase the stock by exercise of its right of first refusal, APSG must allow FPIC to include such shares of FPIC's APS stock in such transaction, for the same per share price and on the same other terms and conditions, to the extent that the total shares of APS stock acquired by such third party will include shares owned by APSG and FPIC in the same relative percentage as each of APSG's and FPIC's ownership of shares of APS stock immediately prior to such transaction bears to the total shares of APS stock owned by both APSG and FPIC at that time. Any third party who acquires any APS stock pursuant to this Section must, as a condition to such acquisition, execute an agreement reasonably acceptable to APS and the remaining shareholders of
                           APS  containing  the  same  terms  and   restrictions
                           relating to transfer of shares as is contained herein.

                  6.3 Any transfer of stock by FPIC or by APSG to a Permitted Transferee, or which is otherwise specifically allowed by this Agreement with respect to APS stock which is subject to a pledge or security interest, shall not be subject to the foregoing Sections 6.1 and 6.2.

         7.       Sales Between the Parties.

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                  7.1      Offer to Sell.  At any time 48 months  or more  after
                           FPIC acquires its initial 200 shares of APS stock, FPIC or APSG (the "Offeror") may provide to the other (the "Offeree") written notice ("Offer Notice") of the value as determined by the Offeror of 100% of the stock of APS owned by the Offeree. The right to send an Offer Notice is exclusive to each of FPIC and APSG and their Permitted Transferees, is not otherwise transferable or assignable, and will remain effective for so long as FPIC and APSG, or their Permitted Transferees, own any interest in APS.

                  7.2 Response. Within 60 business days following the Offeree's receipt of an Offer Notice, Offeree shall give written notice ("Intent Notice") to Offeror of Offeree's intent either (i) to buy all of Offeror's APS stock at the same price per share described in the Offer Notice, or (ii) to sell all of Offeree's APS stock to Offeror at the per share price determined by Offeror in the Offer Notice. If Offeree does not respond within 60 business days of receipt of an Offer Notice, Offeree shall sell all of Offeree's APS stock to Offeror at the price set forth in the Offer Notice in accordance with the terms of
                           Section 7.3.

                  7.3 Closing of Purchase. Within 10 business days of the later of (i) Offeror's receipt of the Intent Notice or (ii) the expiration of 60 business days of Offeree's receipt of an Offer Notice, the parties shall close the purchase and sale of the APS stock at a location to be agreed upon in writing by the parties, or in the event of failure to agree, at the principal executive offices of APSG. At closing the purchasing party will buy from the selling party, for cash, all the APS stock owned by the selling party at a price-per-share equivalent to the price stated in the Offer Notice. At closing, the seller shall deliver the stock free and clear of all liens and encumbrances. The parties agree to execute and deliver all documents which are reasonably necessary to consummate the sale and purchase. The foregoing notwithstanding, Buyer shall be entitled to extend the period for closing the purchase and sale of the Additional Shares by an additional 90 days, if required by Buyer to obtain all necessary regulatory approvals.

         8. Dividends. APSG and FPIC agree to vote and agree that the occupants of the APSG Seats and the FPIC Seat(s) shall vote, to authorize paying as dividends all earnings of APS, subject to reasonable reserves established by the APS Board of Directors, from time to time throughout the APS fiscal year, but not less frequently than once per year. APS shall cause all of its subsidiaries to authorize paying as dividends all of their earnings, subject to reasonable reserves established by their Boards of Directors, from time to time throughout their fiscal year, but not less frequently than once per year.

         9.       Miscellaneous.

                  9.1 Survival. The warranties, representations and covenants of the parties hereto contained in or made pursuant to this Agreement shall survive: (i) the execution and delivery of this Agreement, (ii) the Closing, and (iii) the closing of any sale and purchase of the Additional Shares.

                  9.2 Entire Agreement. This Agreement, together with the Stock Purchase and Stock Option Agreement, which it amends, and the related Reinsurance Agreement and Managing General Agency Agreement, constitute the entire agreement between the parties and no party shall be liable or bound to any party in any manner by any warranties, representations, or covenants except as specifically set forth in these agreements. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Other than as provided for herein, this Agreement shall not be assigned without the written consent of all parties to this Agreement.

                  9.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware applicable to agreements made and fully performable therein.

                  9.4 Modification; Waiver. No modification or amendment of any provision of this Agreement shall be effective unless in writing and approved by each of the parties hereto, and no consent or waiver of any provision of this Agreement or departure therefrom shall be effective unless in writing and executed by the party against which such consent or waiver is effective.

                  9.5 Effectiveness. This Agreement shall commence and be effective as of the date first written above and shall, unless terminated upon agreement of all the parties, terminate upon the earliest to occur of (i) the date on which FPIC or APSG (and their respective Permitted Transferees) is no longer a shareholder of the Company or (ii) the effective date of any registration statement under the Federal Securities Act of 1933 whereby common stock of APS is being registered for sale by APS in a public offering.


                  9.6 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, successors and assigns of the parties hereto, and shall not be assigned without the written consent of all parties hereto.

                  9.7 Specific Performance. APSG agrees that upon deposit of a counterpart of this Agreement at the principal office of APS as provided above and upon endorsement of the above-described legend upon the certificates representing its shares of APS's stock, this Agreement shall be specifically enforceable by the parties hereto in a court of competent jurisdiction, which remedy shall be in addition to any other remedies that may be available to them at law or in equity.

                  9.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument.

                  9.9 Notice. Any notice, communication or demand to be given or made hereunder by or to any party to this Agreement shall be in writing and hand delivered or sent by certified mail, return receipt requested, nationally recognized overnight courier service or facsimile transmission, addressed to the parties at their respective addresses set forth below:

                           If to FPIC:
                           Robert Finch
                           Florida Physicians Insurance Company, Inc.
                           1000 Riverside Avenue, Suite 800
                           Jacksonville, Florida 32204

                           With a copy to:
                           LeBoeuf, Lamb, Greene & MacRae, LLP
                           50 North Laura Street
                           Suite 2800
                           Jacksonville, Florida 32202
                           Attention: Thomas E. Gibbs

                           If to APSG:
                           Duane K. Boyd
                           American Physicians Service Group, Inc.
                           1301 Capital of Texas Highway
                           Suite C-300
                           Austin, Texas 78746

                           If to APS:
                           Duane K. Boyd
                           APS Insurance Services, Inc.
                           1301 Capital of Texas Highway
                           Suite C-300
                           Austin, Texas 78746

                           With a copy to:
                           Small, Craig & Werkenthin, P.C.
                           Suite 1100
                           100 Congress Avenue
                           Austin, Texas 78701
                           Attention: Timothy L. LaFrey

         Any such notice shall be deemed given when so personally delivered or sent by facsimile transmission (provided confirmation is received immediately thereafter) or if mailed three (3) business days after the date of deposit in the mail or if sent by overnight courier service one (1) business day after the date of delivery to the courier service marked for overnight delivery. A party may change its address for notice by giving notice as provided hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of April 1, 1997.

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.

                    By_______________________________________
                    Name_____________________________________
                   Title______________________________________


                                   FLORIDA PHYSICIANS INSURANCE
                                   COMPANY, INC.

                    By_______________________________________
                    Name_____________________________________
                   Title______________________________________


                                   APS INSURANCE SERVICES, INC.

                    By_______________________________________
                    Name_____________________________________
                   Title______________________________________